August 22, 1996


VIA FACSIMILE MAIL


Hunters Partners         The Balcor Company       Daniel J. Perlman, Esq.
Limited Partnership      2355 Waukegan Road       Katten Muchin & Zavis
c/o The Balcor Company   Suite A200               Suite 2100
2355 Waukegan Road       Bannockburn, IL  60015   525 W. Monroe Street
Suite A200                                        Chicago, IL  60661
Bannockburn, IL  60015   Attn.:  Al Lieberman
Attn.:  Ilona Adams

     Re:  Agreement of Sale, dated as of the 25th day of June, 1996
          (the "Agreement") between Hunters Partners Limited Partnership, as Seller, and ERP Operating Limited Partnership, as Purchaser, for the purchase of Hunter's Glen Apartments, Chesterfield, Missouri (the "Property").

Dear Ms. Adams and Messrs. Lieberman and Perlman:

     Purchaser hereby requests an extension of the Approval Period, as such term is defined in Section 16(A) of the Agreement, from August 23, 1996 until 5:00 CDT on September 23, 1996. Purchaser further requests that the Closing Date, as such term is defined in Section 8 of the Agreement, be changed from August 30, 1996 to September 30, 1996. Please acknowledge Seller's acceptance of these modifications to the Agreement by executing this letter in the space provided below and returning it via facsimile mail to Purchaser.


                         ERP OPERATING LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By:  Equity Residential Properties Trust,
                              a Maryland Real Estate Investment
                              Trust, its general partner

                         By:  /s/  Shelley L. Dunck
                              ------------------------------------
                                   Shelley L. Dunck
                                   Vice President
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Approved and Accepted this ____ day of August, 1996

HUNTERS PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership

By: Hunters Partners, Inc., an Illinois corporation,
    its general partner


     By:  /s/  Jerry M. Ogle
          ----------------------------------
     Name:     Jerry M. Ogle
          ----------------------------------
     Title:    Vice President and Secretary
          ----------------------------------
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